Exhibit 99.1

Form 3 Joint Filer Information

Name:	Co-Invest Management L.P.

Address:	Five Radnor Corporate Center, Suite 555
100 Matsonford Road
Radnor, PA 19087

Designated Filer:	The Co-Investment 2000 Fund, L.P.

Issuer & Ticker Symbol:	Kanbay International, Inc./KBAY

Date of Event
Requiring Statement:	12/13/2004

Signature:	Co-Invest Management, L.P.
By: Co-Invest Capital Partners, Inc., Its General Partner
	By:	/s/ Donald R. Caldwell
Title: President and Chief Executive Officer

Name:	Co-Invest Capital Partners, Inc.

Address:	Five Radnor Corporate Center, Suite 555
100 Matsonford Road
Radnor, PA 19087

Designated Filer:	The Co-Investment 2000 Fund, L.P.

Issuer & Ticker Symbol:	Kanbay International, Inc./KBAY

Date of Event
Requiring Statement:	12/13/2004

Signature:	Co-Invest Capital Partners, Inc.
	By:	/s/ Donald R. Caldwell
Title: President and Chief Executive Officer